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                                                                     EXHIBIT 5.2

                                 April 19, 2005

Board of Directors
Michigan Consolidated Gas Company
2000 2nd Avenue
Detroit, Michigan 48226

                        MICHIGAN CONSOLIDATED GAS COMPANY
                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel to Michigan Consolidated Gas Company, a Michigan corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance by the Company of up to $200,000,000 aggregate principal amount of its senior debt securities (the "Senior Debt Securities"). This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

         The Senior Debt Securities will be issued under a Senior Indenture, dated as of June 1, 1998, as amended, supplemented or modified from time to time, between the Company and Citibank, N.A, as trustee (the "Senior Indenture"), and will be secured by the pledge by the Company of First Mortgage Bonds issued under and ratably secured by the Indenture of Mortgage and Deed of Trust, dated as of March 1, 1944, as supplemented and amended, including in particular by the Twenty-ninth Supplemental Indenture providing for, among other things, the modification and restatement of said Indenture and the Thirty-fifth Supplemental Indenture, between the Company and Citibank, N.A., as the mortgage trustee (the "Mortgage").

         In connection with the foregoing, we have examined and relied upon originals or copies, certified to our satisfaction, of certificates of officers of the Company and of public officials and such other documents as we have deemed relevant or necessary for the purpose of rendering this opinion, (i) the Restated Articles and the By-Laws of the Company, each as amended to date, (ii) actions of the Board of Directors of the Company authorizing the filing of the Registration Statement and related matters, (iii) the Registration Statement and exhibits thereto and (iv) such other documents, instruments or other information as we deemed necessary or appropriate in rendering our opinion.

         For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the genuineness of signatures not witnessed by us and (iv) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).



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         As to factual matters, we have relied upon the accuracy of the certificates and other comparable documents of officers and representatives of the Company, upon statements made in discussions with Company's management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

         We do not purport to express an opinion on any laws other than those of the State of New York and the federal laws of the United States of America.

         Based upon the foregoing, we are of the opinion that:

         The Senior Debt Securities will constitute valid and binding obligations of the Company, except as enforceability thereof may be limited or affected by bankruptcy, insolvency, fraudulent transfer, reorganization or other laws of general applicability relating to or affecting creditors' rights and general equity principles, regardless of whether enforceability is considered in a proceeding at law or equity, when:

            (a) the Senior Debt Securities are issued and sold pursuant to authority contained in any required order of the Federal Energy Regulatory Commission or the Michigan Public Service Commission;

            (b) the final terms of the Senior Debt Securities have been duly approved by all necessary corporate action and the terms and provisions of the Senior Debt Securities are established in accordance with the Indenture or the Mortgage, as applicable; and

            (c) the Senior Debt Securities have been duly executed by the Company and authenticated by the applicable trustee, and delivered to and paid for by the purchasers thereof in accordance with the terms and provisions and as contemplated in the Registration Statement.

         In giving this opinion, we have relied, with your consent, as to matters of Michigan law upon the opinion of Thomas A. Hughes, Vice President and General Counsel of the Company. As to all matters of New York law, Thomas A. Hughes, Vice President and General Counsel of the Company, is authorized to rely upon this opinion as if it were addressed to him.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

                                    Very truly yours,

                                    /s/ Hunton & Williams LLP